UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014 (August 6, 2014)

COLT DEFENSE LLC

COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-171547	32-0031950 27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 232-4489

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

On August 6, 2014, Colt Defense LLC (the “Company”), Colt Finance Corp. (“Colt Finance”), New Colt Holding Corporation (“New Colt”), Colt’s Manufacturing Company, LLC (“Colt’s Manufacturing”) and Colt Canada Corporation (“Colt Canada” and together with the Company, Colt Finance, New Colt and Colt’s Manufacturing, the “Borrowers”), and Colt Defense Technical Services LLC (“CDTS”) and Colt International Coöperatief U.A. (“Colt Netherlands” and together with CDTS, the “Guarantors”), entered into Amendment No. 1 (“Amendment No. 1 to the Term Loan Agreement”) to its existing term loan agreement (the “Term Loan Agreement”)  dated July 12, 2013 with Cortland Capital Market Services LLC, as Agent, and the lenders party thereto (the “Lenders”). Under the terms of Amendment No. 1 to the Term Loan Agreement, the Agent and the Lenders, among other things, waived and modified certain financial covenants of the Borrowers for the second, third and fourth quarters of 2014 and consented to an extension of deadlines by which the Borrowers must deliver certain financial reports pursuant to the Term Loan Agreement.

On August 6, 2014, the Company, Colt Canada and Colt’s Manufacturing (together with the Company and Colt Canada, each individually a “Borrower” and collectively, “Borrowers”) Colt Finance, CDTS and Colt Netherlands and New Colt (together with Colt Finance, CDTS and Colt Netherlands, each individually a “Guarantor” and collectively, “Guarantors”) entered into Amendment No. 5 to its existing Credit Agreement (“Amendment No. 5”), dated as of September 29, 2011, by and among existing borrowers, Colt Finance, Wells Fargo Capital Finance, LLC, as Agent, Sole Lead Arranger, Manager and Bookrunner, and the lenders party thereto (as amended by Amendment No. 1 to the Credit Agreement dated February 24, 2012, Amendment No. 2 to the Credit Agreement dated March 22, 2013, Amendment No. 3 to the Credit Agreement dated June 19, 2013 and Amendment No. 4 to the Credit Agreement dated July 12, 2013 and as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, the “Credit Agreement”).  Amendment No. 5 was entered into, to among other things, to consent to an extension of deadlines by which the Borrowers must deliver certain financial reports pursuant to the Credit Agreement.

The foregoing descriptions of Amendment No. 1 to the Term Loan Agreement and Amendment No. 5 are qualified in their entirety by reference to the full text of Amendment No. 1 to the Term Loan Agreement and Amendment No. 5, as applicable, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

ITEM 2.03                                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference

ITEM 4.02(a)                   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 11, 2014, the Company, concluded that the financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2013 (the “2013 Audited Consolidated Financial Statements”) as previously filed with the Securities and Exchange Commission (“SEC”), should no longer be relied upon due to an error contained in these financial statements that the Company believes is material. The error is attributable to the lack of recognition of the impact of a contract modification related to the M240 machine gun program for the U.S. Government in the Company’s 2013 fourth quarter results. The Company currently expects the net impact of this modification to its 2013 gross margin to be approximately ($2.7) million.

The Company will restate the 2013 Audited Consolidated Financial Statements. The Company will file an amended Annual Report on Form 10-K for  the fiscal year ended December 31, 2013 to include such restated 2013 Audited Consolidated Financial Statements as soon as practicable. In addition, the Company will file its Quarterly Report on Form 10-Q for the three and six months ended June 29, 2014 (the “June 2014 10-Q”) with the SEC as soon as practicable.

The Company has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Management has concluded that the effect of the restatement is indicative of a material weakness at December 31, 2013.  As a result of the material weakness, management has concluded that the Company’s internal control over financial reporting and disclosure controls and procedures were not effective at December 31, 2013..

ITEM 9.01                                  Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT, dated August 6, 2014 by and among Colt Defense LLC, Colt Finance Corp., New Colt Holding Corp., Colt’s Manufacturing Company, LLC, Colt Canada Corporation, and Colt Defense Technical Services LLC, Colt International Coöperatief U.A., Cortland Capital Market Services LLC, as Agent and the lenders party thereto.

10.2

AMENDMENT NO. 5 TO CREDIT AGREEMENT, dated as of August 6, 2014 by and among Wells Fargo Capital Finance, LLC as agent for the Lenders pursuant to the Credit Agreement (as defined therein), the parties to the Credit Agreement as lenders, Colt Defense LLC, Colt Canada Corporation, Colt Finance Corp., Colt Defense Technical Services LLC, Colt International Coöperatief U.A., New Colt Holding Corp. and Colt’s Manufacturing Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC

	By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Senior Vice President and Chief Financial Officer
Dated: August 12, 2014